Exhibit 32.1
CERTIFICATIONS
PURSUANT TO 18 UNITED STATES CODE §1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned hereby certifies that to her knowledge the quarterly report on Form 10-Q of Aerojet Rocketdyne Holdings, Inc. for the period ended June 30, 2022 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Eileen P. Drake
Eileen P. Drake
Chief Executive Officer and President
(Principal Executive Officer)

Date: August 1, 2022

The undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q of Aerojet Rocketdyne Holdings, Inc. for the period ended June 30, 2022 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of the dates and the periods expressed in the Report.

/s/ Daniel L. Boehle
Daniel L. Boehle
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: August 1, 2022